AXA Equitable Life Insurance Company

EQUI-VEST® (Series 201)

Combination Fixed and Variable Deferred Annuity

403(b) TSA Application

Application No.

Mailing Instructions:

Express Mail: (with money):

JPMorganChase

4 Chase Metrotech Center, 7th Floor

NY Remit One Image Lockbox # 13823

Brooklyn, NY 11245-0001

Regular Mail: (with money):

EQUI-VEST Unit Annuity

Lockbox P.O. Box 13823

Newark, NJ 07188-0463

Express Mail: (without money):

EQUI-VEST New Business

100 Madison St., Suite 1000

Syracuse, NY 13202

Regular Mail: (without money):

EQUI-VEST New Business

P.O. Box 4704,

Syracuse, NY 13221-4704

1.EQUI-VEST contract type (Check one)

A. Public Schools

B. 501(c)(3)*

C. Colleges and Universities

* Available for new participants in existing units only.

2. Employer information

Employer/and (or) School Name/Unit Name

(Select one)

or

Existing Plan/Unit Number Location

New Unit (Must complete Unit

Establishment Kit)

3.Annuitant information

(Check all appropriate boxes)

If your Mailing Address is different from the Primary

Residential Address below, please provide your Mailing

Address in Section 8. If you have moved within the last 12

months, please indicate your previous address in the Special

Instructions section.

Mr.

Mrs.

Miss Ms. Other

Male Female

Social Security Number (Required)

First Name Middle Initial Last Name

Birth Date Evening Phone Daytime Phone

(mm/dd/yy) Number Number

U.S.A. Primary Residential Address – No P.O. Box Permitted

City State Zip Code

Email Address (optional)

Valid Driver’s License No./State Issued ID # State Exp. Date

U.S. Citizen? Yes No (If No, complete below and

attach copy of U.S. Visa or Permanent Resident card)

Country Passport #/Resident Card # U.S. Visa Type

180-4001(07-12)

4.Beneficiary (ies) information

Primary

1.

First Name Last Name

%

Relationship to Annuitant:

Spouse: Male Female OR Child: Male Female

Other:

T.I.N.: S.S.N. or E.I.N.

2.

First Name Last Name

%

Relationship to Annuitant:

Spouse: Male Female OR Child: Male Female

Other:

T.I.N.: S.S.N. or E.I.N.

Contingent

1.

First Name Last Name

%

Relationship to Annuitant:

Spouse: Male Female OR Child: Male Female

Other:

T.I.N.: S.S.N. or E.I.N.

5. Contribution amount

If a payment will be forwarded at a later date, you must

complete #5A and, if applicable, #5B. If a payment will be

provided when the application is signed, complete #5C

only.

A. Expected First Year Contribution (Excluding Direct

Transfers/Rollovers):

Expected Monthly

Contribution (Check only one)

Expected Annual First

Year Contribution

$250

$

$500

$1,000

Other $

B. Expected Direct Transfers/Rollovers: $

(i) If you intend to allocate all or a portion of this amount to

Special DCA, also complete #7.

(ii) Is this a Rollover from a 401(k) Plan? Yes

C. Amount provided with this application: $

D. Reminder/Contribution Information: Months to be

excluded, if any, from your Plan Contribution Statement

(months must be consecutive from May to September

only):

X03709_core

TSA App. (05/13)

Cat. No. 147600 Page 1 of 6

6. Selection of

percentages

Must check either Box A or Box B, but not both.

A. Maximum Transfer Flexibility. By checking this

box, you may invest in the investment options

listed in this section which are not boxed off.

Transfers out of the Guaranteed Interest Option

will not be limited.

B. Maximum Fund Choice. By checking this box,

you may invest in any of the investment options

listed in this section. Transfers out of the

Guaranteed Interest Option will be limited (see

prospectus for details).

Current Allocation (Applies to Boxes A and B): Select the

allocation for the contributions indicated in #5A or any

amounts that you may invest in these investment options

in the future. You can change this allocation for future

contributions at any time. The percentages entered below

must be in whole numbers and total 100%.

Contribution Allocation

Structured Investment Option Segment

% S&P 500 1year -10% Buffer (V1*)

Although not required, you have the ability to choose a

Performance Cap Threshold. To choose your Performance

Cap Threshold, please check the box below and complete

the Performance Cap Threshold and Maturity Instructions

Election Form (#146946). The completed form must be

submitted along with this application to our Processing Office.

I want to choose a Performance Cap Threshold.

Asset Allocation

AXA Allocation

% AXA Aggressive Allocation (18*)

% AXA Balanced Strategy (8Q*)

% AXA Moderate Allocation (T4*)

% AXA Moderate Growth Strategy (8O*)

% AXA Moderate-Plus Allocation (17*)

Target Allocation

% Target 2015 Allocation (6G*)

% Target 2025 Allocation (6H*)

% Target 2035 Allocation (6I*)

% Target 2045 Allocation (6J*)

Other Asset Allocation

% All Asset Aggressive Alt 25 (8T*)

% All Asset Growth – Alt 20 (7H*)

% All Asset Moderate Growth Alt 15 (8U*)

% EQ/AllianceBernstein Dynamic Wealth

Strategies (8P*)

% EQ/Franklin Templeton Allocation (6P*)

Large Cap Stocks

% AXA Tactical Manager 500 (7M*)

% EQ/BlackRock Basic Value Equity (81*)

% EQ/Boston Advisors Equity Income (33*)

% EQ/Calvert Socially Responsible (92*)

% EQ/Common Stock Index (T1*)

% EQ/Davis New York Venture (6Q*)

% EQ/Equity 500 Index (TE*)

% EQ/Equity Growth PLUS (94*)

% EQ/JPMorgan Value Opportunities (72*)

% EQ/Large Cap Core PLUS (85*)

% EQ/Large Cap Growth Index (82*)

% EQ/Large Cap Growth PLUS (77*)

% EQ/Large Cap Value Index (49*)

% EQ/Lord Abbett Large Cap Core (05*)

% EQ/Mutual Large Cap Equity (6F*)

% EQ/T. Rowe Price Growth Stock (32*)

% Fidelity® VIP Contrafund® (7R*)

% Fidelity® VIP Equity Income (7S*)

% Invesco V.I. Diversified Dividend (8B*)

% MFS® Investors Growth Stock (8I*)

% MFS® Investors Trust (7P*)

% Multimanager Aggressive Equity (T2*)

% Multimanager Large Cap Value (58*)

% Oppenheimer Main Street Fund®/VA (7Q*)

Small/Mid Cap Stocks

% American Century VP Mid Cap Value (7V*)

% AXA Tactical Manager 400 (7L*)

% AXA Tactical Manager 2000 (7K*)

% EQ/AllianceBernstein Small Cap Growth (TP*)

% EQ/AXA Franklin Small Cap Value Core (6E*)

% EQ/GAMCO Small Company Value (37*)

% EQ/Mid Cap Index (55*)

% EQ/Mid Cap Value PLUS (79*)

% EQ/Morgan Stanley Mid Cap Growth (08*)

% EQ/Small Company Index (97*)

% Fidelity® VIP Mid Cap (7U*)

% Goldman Sachs VIT Mid Cap Value (7W*)

% Invesco V.I. Mid Cap Core Equity (7T*)

% Invesco V.I. Small Cap Equity (7X*)

% Ivy Funds VIP Mid Cap Growth (8M*)

% Ivy Funds VIP Small Cap Growth (7Y*)

International Stocks/Global

% AXA Tactical Manager International (7N*)

% EQ/Emerging Markets Equity PLUS (8W*)

% EQ/Global Multi-Sector Equity (78*)

% EQ/International Core PLUS (88*)

% EQ/International Value PLUS (73*)

% EQ/MFS International Growth (26*)

% EQ/Oppenheimer Global (6A*)

% EQ/Templeton Global Equity (6D*)

% Invesco V.I. International Growth (7Z*)

% Lazard Retirement Emerging Markets Equity (8H*)

% MFS® International Value (8A*)

Sector/Specialty

% Invesco V.I. Global Real Estate (8C*)

% Ivy Funds VIP Energy (8D*)

% MFS® Technology (8J*)

% MFS® Utilities (8K*)

% Multimanager Technology (67*)

% Van Eck VIP Global Hard Assets (8N*)

Guaranteed-Fixed

% Guaranteed Interest Option (A1*)

AXA Allocation (Not available under Max Flex option)

% AXA Conservative Allocation (15*)

% AXA Conservative Growth Strategy (8R*)

% AXA Conservative-Plus Allocation (16*)

% AXA Conservative Strategy (8S*)

Bonds (Not available under Max Flex option)

% American Funds Insurance Series Bond (8V*)

% EQ/Core Bond Index (96*)

% EQ/Global Bond PLUS (47*)

% EQ/High Yield Bond (8X*)

% EQ/PIMCO Global Real Return (8Y*)

% EQ/PIMCO Ultra Short Bond (28*)

% EQ/Quality Bond PLUS (TQ*)

% Invesco V.I. High Yield (8L*)

% Ivy Funds VIP High Income (8G*)

% Multimanager Core Bond (69*)

% Multimanager Multi-Sector Bond (TH*)

% Templeton Global Bond Securities (8F*)

Cash Equivalents (Not available under Max Flex option)

% EQ/Money Market (T3*)

Sector/Specialty (Not available under Max Flex option)

% EQ/Franklin Core Balanced (6C*)

% PIMCO VIT CommodityRealReturn®

Strategy (8E*)

Total of all investment options chosen for

Contribution Allocations must equal 100%

%

* The number in parentheses is shown for data input only.

180-4001(07-12) X03709_core TSA App. (05/13)

Cat. No. 147600 Page 2 of 6

7. Special Dollar Cost Averaging (Special DCA)

Only available for direct transfer and rollover

contributions. Choose one time period. 100% of the

contribution indicated in Section #5B(i) will be allocated

to Special DCA unless you specify a dollar amount for the

time period selected.

3-months: 100% Allocation or $

6-months: 100% Allocation or $

12-months: 100% Allocation or $

Use the Special DCA allocation column below for amounts

to be transferred under the Special DCA program. You

cannot select more than 10 investment options.

If only allocating a portion of the direct transfer or rollover to

Special DCA, you must complete the contribution allocations

listed in #6.

Note: Your choice of Maximum Transfer Flexibility or

Maximum Fund Choice as indicated in #6 will also apply to

the investment options listed in this section.

Special DCA Allocation

Structured Investment Option Segment

% S&P 500 1year -10% Buffer (V1*)

Although not required, you have the ability to choose a

Performance Cap Threshold. To choose your Performance

Cap Threshold, please check the box below and complete

the Performance Cap Threshold and Maturity Instructions

Election Form (#146946). The completed form must be

submitted along with this application to our Processing Office.

I want to choose a Performance Cap Threshold.

Note: if you elect the Structured Investment Option as part

of your allocation percentages in #6 and elected a threshold,

the same threshold that you elected will also apply to the

Structured Investment Option if chosen as part of your

Special DCA allocations.

Asset Allocation

AXA Allocation

% AXA Aggressive Allocation (18*)

% AXA Balanced Strategy (8Q*)

% AXA Moderate Allocation (T4*)

% AXA Moderate Growth Strategy (8O*)

% AXA Moderate-Plus Allocation (17*)

Target Allocation

% Target 2015 Allocation (6G*)

% Target 2025 Allocation (6H*)

% Target 2035 Allocation (6I*)

% Target 2045 Allocation (6J*)

Other Asset Allocation

% All Asset Aggressive Alt 25 (8T*)

% All Asset Growth – Alt 20 (7H*)

% All Asset Moderate Growth Alt 15 (8U*)

% EQ/AllianceBernstein Dynamic Wealth

Strategies (8P*)

% EQ/Franklin Templeton Allocation (6P*)

Large Cap Stocks

% AXA Tactical Manager 500 (7M*)

% EQ/BlackRock Basic Value Equity (81*)

% EQ/Boston Advisors Equity Income (33*)

% EQ/Calvert Socially Responsible (92*)

% EQ/Common Stock Index (T1*)

% EQ/Davis New York Venture (6Q*)

% EQ/Equity 500 Index (TE*)

% EQ/Equity Growth PLUS (94*)

% EQ/JPMorgan Value Opportunities (72*)

% EQ/Large Cap Core PLUS (85*)

% EQ/Large Cap Growth Index (82*)

% EQ/Large Cap Growth PLUS (77*)

% EQ/Large Cap Value Index (49*)

% EQ/Lord Abbett Large Cap Core (05*)

% EQ/Mutual Large Cap Equity (6F*)

% EQ/T. Rowe Price Growth Stock (32*)

% Fidelity® VIP Contrafund® (7R*)

% Fidelity® VIP Equity Income (7S*)

% Invesco V.I. Diversified Dividend (8B*)

% MFS® Investors Growth Stock (8I*)

% MFS® Investors Trust (7P*)

% Multimanager Aggressive Equity (T2*)

% Multimanager Large Cap Value (58*)

% Oppenheimer Main Street Fund®/VA (7Q*)

Small/Mid Cap Stocks

% American Century VP Mid Cap Value (7V*)

% AXA Tactical Manager 400 (7L*)

% AXA Tactical Manager 2000 (7K*)

% EQ/AllianceBernstein Small Cap Growth (TP*)

% EQ/AXA Franklin Small Cap Value Core (6E*)

% EQ/GAMCO Small Company Value (37*)

% EQ/Mid Cap Index (55*)

% EQ/Mid Cap Value PLUS (79*)

% EQ/Morgan Stanley Mid Cap Growth (08*)

% EQ/Small Company Index (97*)

% Fidelity® VIP Mid Cap (7U*)

% Goldman Sachs VIT Mid Cap Value (7W*)

% Invesco V.I. Mid Cap Core Equity (7T*)

% Invesco V.I. Small Cap Equity (7X*)

% Ivy Funds VIP Mid Cap Growth (8M*)

% Ivy Funds VIP Small Cap Growth (7Y*)

International Stocks/Global

% AXA Tactical Manager International (7N*)

% EQ/Emerging Markets Equity PLUS (8W*)

% EQ/Global Multi-Sector Equity (78*)

% EQ/International Core PLUS (88*)

% EQ/International Value PLUS (73*)

% EQ/MFS International Growth (26*)

% EQ/Oppenheimer Global (6A*)

% EQ/Templeton Global Equity (6D*)

% Invesco V.I. International Growth (7Z*)

% Lazard Retirement Emerging Markets Equity

(8H*)

% MFS® International Value (8A*)

Sector/Specialty

% Invesco V.I. Global Real Estate (8C*)

% Ivy Funds VIP Energy (8D*)

% MFS® Technology (8J*)

% MFS® Utilities (8K*)

% Multimanager Technology (67*)

% Van Eck VIP Global Hard Assets (8N*)

AXA Allocation (Not available under Max Flex option)

% AXA Conservative Allocation (15*)

% AXA Conservative Growth Strategy (8R*)

% AXA Conservative-Plus Allocation (16*)

% AXA Conservative Strategy (8S*)

Bonds (Not available under Max Flex option)

% American Funds Insurance Series Bond (8V*)

% EQ/Core Bond Index (96*)

% EQ/Global Bond PLUS (47*)

% EQ/High Yield Bond (8X*)

% EQ/PIMCO Global Real Return (8Y*)

% EQ/PIMCO Ultra Short Bond (28*)

% EQ/Quality Bond PLUS (TQ*)

% Invesco V.I. High Yield (8L*)

% Ivy Funds VIP High Income (8G*)

% Multimanager Core Bond (69*)

% Multimanager Multi-Sector Bond (TH*)

% Templeton Global Bond Securities (8F*)

Cash Equivalents (Not available under Max Flex option)

% EQ/Money Market (T3*)

Sector/Specialty (Not available under Max Flex option)

% EQ/Franklin Core Balanced (6C*)

% PIMCO VIT CommodityRealReturn®

Strategy (8E*)

Total of all investment options chosen for

Special DCA Allocations must equal 100%

* The number in parentheses is shown for data input only.

180-4001(07-12) X03709_core TSA App. (05/13)

Cat. No. 147600 Page 3 of 6

8. Special instructions

(For beneficiary and any further detailed information)

Attach a separate sheet if additional space is needed.

For Annuitants whose Mailing Address differs from their

Primary Residential Address in Section 3.

Annuitant’s Mailing Address:

Mailing Address — P.O. Box Accepted

City State Zip Code

9. Other Required Information (Mandatory)

A and B must be completed.

A. Replacement Information: (Must Respond to 1 and 2.)

1. Do you have any other existing life insurance or

annuities?

Yes No

2. Will any existing life insurance or annuity be (or has

it been) surrendered, withdrawn from, loaned against,

changed or otherwise reduced in value, or replaced

in connection with this transaction assuming the

contract applied for will be issued?

Yes No

If Yes, fully complete the following information (if more

than 3 companies are replaced, provide details in

Special Instructions section):

1.

Year Issued Type of Plan Company Contract Number

Company Address

2. Year Issued Type of Plan Company Contract Number

Company Address

3. Year Issued Type of Plan Company Contract Number

Company Address

B. Contract State:

The Contract state is your state of primary residence

(Annuitant’s primary residential address from Section 3)

unless you sign the application in a different state. If you are signing this application in a state other than your

state of primary residence, check one box below:

I have a second residence in the state of sale.

I work or conduct business in the state of sale.

If none of the above apply, the application must be signed

in your state of Primary Residence, unless we approve

another state.

180-4001(07-12) X03709_core TSA App. (05/13)

Cat. No. 147600 Page 4 of 6

10. Broker Transfer Authorization

Yes, by signing this application, I hereby designate my registered representative named in EQUI-VEST Representative

Report to act as my agent in giving investment option transfer instructions by telephone or electronically, and I authorize

AXA Equitable to act on such instructions. I understand that AXA Equitable (i) may rely in good faith on the stated identity of a person placing such instructions, and (ii) will have no liability for any claim, loss, liability, or expense that may arise in connection with such instructions. AXA Equitable will continue to act upon this authorization until such time as it receives my written notification of a change at its processing office. AXA Equitable may (i) change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior notice, and (ii) restrict fax, internet, telephone and other electronic transfer services because of disruptive transfer activity.

11. Acknowledgement

BY SIGNING THIS APPLICATION, I ACKNOWLEDGE THAT:

Amounts withdrawn from the contract may be subject to a withdrawal charge. ? No financial professional has the authority to make or modify any contract on behalf of AXA Equitable, or to waive or alter any of AXA Equitable’s rights and regulations.

If my Employer maintains a Plan that is intended to meet the requirements of Section 403(b) of the Internal Revenue Code

(the ‘‘Code’’), my Employer may authorize and instruct AXA Equitable to share my personal information with unaffiliated third parties to facilitate the exchange of information to meet the requirements of the Code. If my Employer maintains a Section

403(b) plan, my Employer may instruct and require AXA Equitable to deduct a plan operating expense from my account value to pay for administrative and recordkeeping services under the Plan; such amount will be remitted to a party not affiliated with

AXA Equitable. ? By signing this application form I acknowledge that I am buying the contract for its features and benefits other than tax deferral, as the tax deferral feature of the contract does not provide additional benefits. ? All information and statements furnished in this application form are true and complete to the best of my knowledge and belief. ? I understand that the annuity account value attributable to allocations to the variable investment options of the separate account or variable annuity benefit payments may increase or decrease and are not guaranteed as to dollar amount.

I acknowledge that I have received the most current prospectus and any supplement(s). After reviewing my financial information and goals with my financial professional, I believe that this contract will meet my financial goals.

Consent for Delivery of Initial Prospectus on CD-ROM:

Yes. By checking this box and signing the Application below, I acknowledge that I received the initial prospectus on computer readable compact disk ‘‘CD’’, and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print it. I also understand that I m ay request a prospectus in paper format at any time by calling Customer Service at 1-877-222-2144, and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable’s Electronic Delivery Service.

In Colorado,

Kentucky, Maine,

and Tennessee:

It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding or attempting to defraud, the company. Penalties may include imprisonment, fines, denial of insurance benefits, and civil damages.

In New Jersey and

New Mexico:

Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

In Arkansas, D.C.,

Rhode Island and

West Virginia:

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

In Ohio: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an enrollment form/application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

In Oklahoma: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony.

All Other States: Any person who knowingly and with intent to defraud any insurance company files an enrollment form/application or statement of claim containing any materially false, misleading or incomplete information may be guilty of a crime which may be punishable under state or

Federal law.

X

Proposed Annuitant’s Signature Today’s Date (mm/dd/yy) City State

180-4001(07-12) X03709_core TSA App. (05/13)

Cat. No. 147600 Page 5 of 6

EQUI-VEST® REPRESENTATIVE REPORT

Please print in black ink.

All questions must be answered.

A. I certify that a Prospectus and Supplement(s) for the Contract has been given to the Proposed Annuitant,

and that no written sales materials other than those approved by AXA Equitable have been used. (The

Representative who secures this application must sign in the space provided below.)

Yes

B. Do you have reason to believe that any existing life insurance or annuity has been or will be surrendered,

withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction, assuming the certificate/contract applied for will be issued on the life of the annuitant?

Yes No (If Yes, attach copy of the Replacement Acknowledgement Form.)

C. Did you (i) verify the identity by reviewing the driver’s license/passport of the Proposed Annuitant (ii) inquire about the source of the customer’s assets and income and (iii) confirm that the Annuitant is not (nor is a family member of or associated with) a foreign military, government or political official?

Yes (If you are unable to answer Yes to all three questions, contact your Branch Controls Manager.)

D. Do you authorize the contract to be mailed directly to the Proposed Annuitant instead of being mailed to the

Branch Office?

Yes No

E. Is the Annuitant currently an Active Duty* Member of the Armed Forces?

Yes No (If Yes, you must also submit a completed and signed LIFE INSURANCE/ANNUITY

DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES).

* ‘‘Active Duty’’ means full-time duty in the active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. The term does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.

F. Compensation will be paid as indicated in the Annual Schedule of Commission and Service Fees Field Bulletin.

Name and Signature of the Financial Representative who answered the above questions and verified the above documents.

Print Name Signature Date

EQUI-VEST issues must reflect the commission percentages of all applicable Representatives.

Print

Representative(s) Name(s)

(Service Representative First)

Last Name

Initial

Representative

Number

Representative

%

Agency

Code

Representative

Insurance

License#*

*Where required by state regulations

AXA EQUITABLE LIFE INSURANCE COMPANY

New York, New York 10104

180-4001(07-12) X03709_core TSA App. (05/13)

Cat. No. 147600 Page 6 of 6

EQUI-VEST® (Series 201)

Application

Additional Instructions

Please refer to the prospectus for the most thorough explanation of this product and its features.

Section 2. Employer Information

Please note the additional forms required to fill out this section for New Employer Units.

Type of

Contract

Additional

Form(s) Needed Special Instructions

TSA 142897 For new employer plans, a Unit Establishment Kit must be completed.

125861 This form is required for TSA Direct Transfer/Contract Exchanges or Direct

Rollovers.

Section 3. Annuitant Information

The maximum issue age is 79. If the proposed Annuitant is not a U.S. Citizen, you are required to include a copy of the Visa and I-94 form or a copy of the green card with this application. The following U.S. Visa Categories are NOT permitted: B, C, D, F, J, M, Q, TWOV.

Section 4. Beneficiary(ies) Information

The beneficiary is the individual who will receive the death benefit upon the death of the Annuitant. Your client must name a primary beneficiary(ies) and may also name a contingent beneficiary. If more than one – indicate %. If the

Annuitant knows the Taxpayer Identification Number of the beneficiary, include it. The check box for Social Security

Number (for an individual) or E.I.N (for an entity such as a trust) should also be checked. Include full name(s) and

Relationship(s) to Annuitant. Use Special Instructions (#8) if you need more space. Indicate the relationship of the beneficiary to the participant and indicate the gender of the beneficiary.

Section 5. Contribution Amount

In 5B(ii), if funds from a 401(k) plan is being rolled over/transferred, you must verify that the Annuitant is eligible for such a transaction.

Section 6. Selection of investment options and allocation percentages

There must be at least $1,000 of account value in the Segment Type Holding Account in order to transfer into a

Segment. Performance Cap Threshold is the minimum rate you specify that a Performance Cap Rate has to be in order for amounts to be transferred from a Segment Type Holding Account into a Segment. If the Performance Cap

Rate we set for the Segment is less than the Performance Cap Threshold you elect, this will result in the amounts not being transferred to a Segment. At Segment maturity, your value in the Segment will move over to the next available Segment, unless you specify otherwise by providing your maturity instructions on the Performance Cap

Threshold and Maturity Instructions Election Form (#146946).

Section 7. Special Dollar Cost Averaging (Special DCA)

The Special DCA program is only available for Direct Transfers or Direct Rollover contributions. A minimum contribution amount of $2,000 is needed in order to elect the Special DCA program. Only one time period may be in effect at any time, and once a time period is selected, it cannot be changed. Contribution(s) made to the Special

DCA program will be credited with the interest rate on the date the first contribution is received by AXA Equitable and allocated to the time period initially selected. Transfers from Special DCA to the Guaranteed Interest Option or another Special DCA time period are not allowed.

X03709_core TSA App. (05/13)

Cat. No. 147600